Exhibit 23



 INDEPENDENT AUDITORS' CONSENT
 -----------------------------


 We consent to the incorporation by reference in Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on
 Form  S-8,  No.  33-52389  on Form S-8,  No.  33-55629  on Form S-8,  No.
 333-32977  on Form S-8, No.  333-37145  on Form S-8 and No.  333-79921 on
 Form S-8 of our report dated June 21, 1999, appearing in this Annual Report on Form 11-K of AnnTaylor, Inc. Savings Plan for the year ended December 31, 1998.



 DELOITTE & TOUCHE LLP


 New York, New York
 June 28, 1999